______________________________________________________




                                  BY-LAWS

                                    OF

                                 IBP, inc.

              (Incorporated the Laws of the State of Delaware)

                     As amended through February 24, 1999





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                                TABLE OF CONTENTS

                                    ARTICLE I

                                     Offices

           Section 1.   	Registered Office 	                       1
           Section 2.   	Other Offices                                  1

                                    ARTICLE II

                            Meetings of Stockholders

           Section 1.    Place of Meeting                                1
           Section 2.	 Annual Meetings                                 1
           Section 3.	 Special Meetings 	                         2
           Section 4.	      Notice of Meetings 	                   2
           Section 5.	      Quorum                                     3
           Section 6.	      Adjournments                               3
           Section 7.	      Conduct of Meeting 	                   3
           Section 8.	      List of Stockholders 	                   5
           Section 9.	      Voting 	                               5
           Section 10.	      Inspector of Election 	                   7

                                    ARTICLE III

                                Board of Directors

           Section 1.	General Powers                                   8
           Section 2.	Number, Qualification and Election 	             8
           Section 3.	Notification of Nominations 	                   8
           Section 4.	Quorum and Manner of Acting                     11
           Section 5.	Place of Meeting 	                              11
           Section 6.	Regular Meeting 	                              11
           Section 7.	Special Meetings                                11
           Section 8.	Notice of Meetings                              12
           Section 9.	Rules and Regulations 	                        12
           Section 10.	Participation in Meeting by Means
                             of Communications Equipment                12
           Section 11.	Action Without Meeting   	                  12
           Section 12.	Resignations 	                              13
           Section 13.	Removal of Directors 	                        13
           Section 14.	Vacancies                                       13
           Section 15.	Compensation 	                              14

                                    ARTICLE IV

                                Executive and Other Committees

           Section 1.  Executive Committee                              14
           Section 2.	 Other Committees 	                             16
           Section 3.	 Procedure, Meetings, Quorum 	                  16

                                    ARTICLE V

                                    Officers

	     Section 1.  Number; Term of Office 	                        18
	     Section 2.	 Removal 	                                    18
	     Section 3.	 Resignation 	                              19
	     Section 4.	 Vacancies 	                                    19
	     Section 5.	 Chairman of the Board 	                        19
	     Section 6.	 The President 	                              19
	     Section 7.	 Vice-Presidents                                19
	     Section 8.	 Treasurer 	                                    20
	     Section 9.	 Secretary 	                                    20
	     Section 10.	 Controller 	                              20
	     Section 11.	 Assistant Treasurers, Secretaries
                           and Controllers                          	20

                                    ARTICLE VI

                       Indemnification of Directors, Officers,
                                 Employees and Agents

           Section 1.	Third Party Actions                             21
           Section 2.	Derivative Actions                              21
           Section 3.	Determination of Indemnification 	            22
           Section 4.	Right of Indemnification 	                  23
           Section 5.	Advance of Expenses 	                        23
           Section 6. Indemnification by a Court 	                  23
           Section 7. Indemnification Not Exclusive 	                  24
           Section 8.	Insurance 	                                    24
           Section 9. Indemnification to Continue 	                  25
           Section 10	Definitions of Certain Terms 	                  25

                                    ARTICLE VII

                                    Capital Stock

           Section 1.	Certificates for Shares 	                  26
           Section 2.	Transfer of Shares 	                        26
           Section 3.	Addresses of Stockholders 	                  27
           Section 4.	Lost, Destroyed and Mutilated Certificates      27
           Section 5.	Regulations                                     28
           Section 6.	Fixing Date for Determination of
                          Stockholder of Record                        	28

                                    ARTICLE VIII

                                         Seal

                                    ARTICLE IX

                                       Fiscal Year

                                    ARTICLE X

                                     Waiver of Notice

                                    ARTICLE XI

                         Form of By-law for Amendment of By-laws

            Section 1.	Amendments                                       31
            Section 2.	Entire Board of Directors                        32

                                    ARTICLE XII

                                   Miscellaneous

	      Section 1. Execution of Documents 	                         32
	      Section 2.	Deposits                                         32
	      Section 3.	Checks                                           33
            Section 4.	Proxies in Respect of Stock or Other Securities
	                     of Other Corporations                         33
            Section 5.	By-laws Subject to Law and Restated Certificate
	                          of Incorporation of the Corporation 	 33




ARTICLE I
	Offices
	Section 1. Registered Office. The registered office of IBP, inc. (hereinafter called the "Corporation" in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.
	Section 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II
Meetings of Stockholders
	Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the
State of Delaware, as may from time to time be fixed by the
Board of Directors.
	Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Wednesday in June in each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal
holiday, then on the next succeeding day which is not a legal holiday under the laws of such place, or on such other date
and at such hour as may from time to time be fixed by the
Board of Directors.
	Section 3.  Special Meetings.  Subject to the provisions
of any Preferred Stock Designation (as such term is defined in the Restated Certificate of Incorporation of the Corporation),
special meetings of the stockholders for any purpose or
purposes may be called only by the Chairman of the Board of
Directors of the Corporation or a majority of the entire Board of Directors.  Only such business as is specified in the
notice of any special meeting of the stockholders shall come before such meeting.
	Section 4. Notice of Meetings. Written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less
than 10 nor more than 60 days before the date of the meeting to each stockholders or record entitled to notice of the
meeting.  If mailed, such notice shall be deemed given when
deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.  Each such notice shall
state the place, date and hour of the meeting, and, in the
case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of
proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the
adjournment meeting.
	Section 5.  Quorum.  The holders of a majority of the
votes entitled to be cast by the stockholders entitled to
vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of
business at any meeting of the stockholders.
	Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
	Section 7. Conduct of Meeting. At each meeting of the stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, such person designated by the Board of Directors, shall act as Chairman.  No business may be
transacted at an annual meeting of stockholders, other than
business that is either (a) specified in the notice of meeting
(or any supplement thereto) given by or at the direction of
the Board of Directors (or any duly authorized committee
thereof), (b) otherwise properly brought before the annual
meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise
properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section
7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.
	In addition to any other applicable requirements, for
business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the
Corporation.
	To be timely, a stockholder's notice to the Secretary must
be delivered to or mailed and received at the principal
executive offices of the Corporation not less than sixty (60)
days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of
stockholders; provided, however, that in the event that the
annual meeting is called for a date that is not within sixty
(60) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day
following the day on which such notice of the date of the
annual meeting was mailed or such public disclosure of the
date of the annual meeting was made, whichever first occurs.
	To be in proper written form, a stockholder's notice to
the Secretary must set forth as to each matter such
stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such
business at the annual meeting, (ii) the name and record
address of such stockholders, (iii) the class or series and
number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by
such stockholder and any material interest of such stockholder in such business, and (v) a representation that such
stockholder intends to appear in person or by proxy at the
annual meeting to bring such business before the meeting.
	No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7; provided, however, that once business has been properly brought before the annual meeting in accordance with such
procedures, nothing in this Section 7 shall be deemed to
preclude discussion by any stockholder of any such business.
If the Chairman of an annual meting determines that business was not properly brought before the annual meeting in
accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly
brought before the meeting and such business shall not be
transacted.
	Section 8.  List of Stockholders.  It shall be the duty of
the Secretary or other officer of the Corporation who has
charge of the stock ledger to prepare and make, at least 10
days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in
alphabetical order, and showing the address of each
stockholder and the number of shares registered in such
stockholder's name.  Such list shall be produced and kept
available at the times and places required by law.
	Section 9.  Voting.  Each stockholder of record of any
class or series of stock having a preference over any class of
Common Stock of the Corporation as to dividends or upon
liquidation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Restated Certificate of Incorporation or pursuant to the provisions of any Preferred Stock Designation and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of
such stock, in each case, registered in such stockholder's
name on the books of the Corporation;
	(1)	on the date fixed pursuant to Section 6 of Article VII
of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
	(2) 	if no such record date shall have been so fixed, then
at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, or, if action is taken by written consent without a meeting (to the extent permitted by these By-laws and the Restated Certificate of Incorporation of the Corporation) and no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall have been fixed, the day on which the first written consent is expressed.
		Each shareholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted up after three years from its date, unless the proxy provides for a longer period.
		At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class; subject, in each case, to such greater vote as may be prescribed by the Restated Certificate of Incorporation of the Corporation or by law. Unless required by law or determine by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.
	Section 10. Inspector of Election. In advance of any meeting of stockholders, the Board of Directors by resolution or the Chairman shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation and need not be stockholders of the Corporation. Notwithstanding anything herein to the contrary, no director or nominee for the office of director shall be appointed as an inspector. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.


ARTICLE III
Board of Directors
	Section 1.  General Powers.  The business and affairs of
the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by law, by the Restated Certificate of
Incorporation of the Corporation or by these By-laws directed or required to be exercised or done by the stockholders.
	Section 2. Number, Qualification and Election. Except as otherwise provided pursuant to provisions of any Preferred
Stock Designation, the number of directors of the Corporation shall be determined from time to time by vote of a majority of the entire Board of Directors, provided that the number
thereof may not be less than three.
	Each of the directors of the Corporation shall hold office until the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified, or until his earlier death, or resignation or removal in the manner hereinafter provided.
No decrease in the number of directors shall shorten the term of any incumbent director.
Directors need not be stockholders of the Corporation.
	In any election of directors, the persons receiving a
plurality of the votes case, up to the number of directors to be elected in such election, shall be deemed elected.
	Section 3.  Notification of Nominations.  Only persons who
are nominated in accordance with the following procedures
shall be eligible for election as directors of the
Corporation, except as may be otherwise provided in the
Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in
certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of
Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii)
who complies with the notice procedures set forth in this
Section 3.
	In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
	To be timely, a stockholder's notice to the Secretary must
be delivered to or mailed and received at the principal
executive offices of the Corporation not less than sixty (60)
days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of
stockholders; provided, however, that in the event that the
annual meeting is called for a date that is not within sixty
(60) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day
following the date on which such notice of the date of the
annual meeting was mailed or such public disclosure of the
date of annual meeting was made, whichever first occurs.
	To be in proper written form, a stockholder's notice to
the Secretary must set forth (a) as to each person whom the
stockholder proposes to nominate for election as a director
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of
capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information
relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of
directors pursuant to Section 14 of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and the rules
and regulations promulgated thereunder; and (b) as to the
stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of
shares of capital stock of the Corporation which are owned
beneficially or of record by such stockholder, (iii) a
description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the
nomination(s) are to be made by such stockholder, (iv) a
representation that such stockholder intends to appear in
person or by proxy at the annual meeting to nominate the
persons named in its notice, and (v) any other information
relating to such stockholder that would be required to be
disclosed  in a proxy statement or other filings required to be made in connection with solicitations of proxies for
election of directors pursuant to Section 14 of the Exchange
Act and the rules and regulations promulgated thereunder.
Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a
director if elected.
	No person shall be eligible for election as a director of
the Corporation unless nominated in accordance with the
procedures set forth in this Section 3 at an annual meeting, or unless elected by written consent of shareholders pursuant to the procedures set forth in Article VII, Section 6.  If the
Chairman of the annual meeting determines that a nomination
was not made in accordance with the foregoing procedures, the
Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
	Section 4.  Quorum and Manner of Acting.  Except as
otherwise provided by these By-laws, a majority of the entire
Board of Directors shall constitute a quorum for the
transaction of business at any meeting of the Board, and,
except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum, a majority of the directors present may adjourn the meeting to another
time and place, without notice other than announcement at the meeting.  At any adjourned meeting at which a, quorum is
present, any business may be transacted which might have been transacted at the meeting as originally called.
	Section 5.  Place of Meeting.  The Board of Directors may
hold its meetings at such place or places within or without
the State of Delaware as the Board may from time to time
determine or as shall be specified or fixed in the respective notices or waivers or notice thereof.
	Section 6.  Regular Meetings.  Regular meetings of the
Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise to be held on that day shall be held at the same hour on the next succeeding business day.
	Section 7.  Special Meetings.  Special meetings of the
Board of Directors shall be held whenever called by the
Chairman of the Board or by a majority of the directors.
	Section 8.  Notice of Meetings.  Notice of regular
meetings of the Board of Directors or of any adjourned meeting thereof need not be given.  Notice of each special meeting of the Board shall be mailed to each directors, addressed to such director at such director's residence or usual place of
business, at least two days before the day on which the
meeting is to be held or shall be sent to such director at
such place by telegraph or be given personally or by
telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without
protesting, prior to or at its commencement, the lack of
notice to such director. Every such notice shall state the
time and place but need not state the purpose of the meeting.
	Section 9.  Rules and Regulations.  The Board of Directors
may adopt such rules and regulations not inconsistent with the provisions of these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.  In the absence of the Chairman of the Board, such person as may be designated by the Board of Directors
shall preside at meetings of the Board.
	Section 10. Participation in Meetings by Means of Communications Equipment. Any one or more members of the
Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can
hear each other, and such participation in a meeting shall
constitute presence in person at such meeting.
	Section 11.  Action Without Meeting.  Any action required
or permitted to be taken at any meeting of the Board of
Directors or any committee thereof may be taken without a
meeting if all of the members of the Board or of any such
committee consent thereto in writing and the writing or
writings are filed without the minutes of proceedings of the
Board or of such committee.
	Section 12.  Resignations.  Any director of the
Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the
President or the Secretary of the Corporation.  Such
resignation shall take effect at the time specified therein
or, if the time be not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such
resignation shall not be necessary to make it effective.  If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such
effective time to take office when such resignation becomes
effective.
	Section 13.  Removal of Directors.  Subject to the terms
of any Preferred Stock Designation, any director may be
removed at any time for cause or without cause by vote of the holders of a majority in voting interest of shares then
entitled to vote in the election of directors.  Any director may also be removed at any time for cause by vote of a
majority of the entire Board of Directors.  The vacancy in the
Board caused by any such removal may be filled by the
stockholders or as provided in Section 14 of Article III of
these By-laws.
	Section 14.  Vacancies.  Except as otherwise provided by
the terms of any Preferred Stock Designation or any other
securities of the Corporation, newly created directorships
resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the Board of
Directors then in office, provided that a quorum of the Board of Directors is present, and any vacancies on the Board of
Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a
majority of the remaining directors then in office, even
though less than a quorum of the Board of Directors, or by a sole remaining directors, or by the stockholders in accordance with Section 13 of this Article III or at a meeting called for that purpose in accordance with Section 3 of Article II of
these By-laws. The director elected to fill a vacancy shall
hold office for the unexpired term in respect of which such
vacancy occurred and until his successor shall be elected and shall qualify or until his earlier death or resignation or
removal in the manner provided herein.
	Section 15.  Compensation.  Each director who shall not at
the time also be a salaried officer or employee of the
Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the
Board, or both, as the Board shall from time to time
determine.  In addition, each director, whether or not an
outside director, shall be entitled to receive from the
Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such
person's duties as a director.  Nothing contained in this
Section shall preclude any director from serving the
Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
ARTICLE IV
Executive and Other Committees
	Section 1.  Executive Committee.  The Board of Directors
may, by resolution adopted by a majority of the entire Board, designate annually three or more of its members to constitute members or alternate members of an Executive Committee.  The
Board of Directors may designate one or more directors as
alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of such
committee.  In the absence or disqualification of a member of the Executive Committee, and in the absence of a designation by the Board of Directors of an alternate member to replace
the absent or disqualified member, the member or members
thereof present at any meeting and not disqualified from
voting, whether or not he or they constitute a quorum, may
unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or
disqualified member.  The Executive Committee shall have and may exercise, between meetings of the Board, all the powers
and authority of the Board in the management of the business and affairs of the Corporation, including, if such Committee is so empowered and authorized by resolution adopted by a
majority of the entire Board, the power and authority to
declare a dividend, to authorize the issuance of stock, to
adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of the State of
Delaware and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the
Executive Committee shall not have such power or authority in reference to:
	(a)	amending the Restated Certificate of Incorporation of
the Corporation;
	(b)	adopting an agreement of merger or consolidation under
Sections 251 or 252 of the General Corporation Law of
the State of Delaware involving the Corporation;
	(c)	recommending to the stockholders the sale, lease or
exchange of all or substantially all of the property
and assets of the Corporation;
	(d)	recommending to the stockholders a dissolution of the
Corporation or a revocation of a dissolution;
	(e)	adopting, amending or repealing any By-law;
	(f)	filling vacancies on the Board or on any committee of
the Board, including the Executive Committee; or
	(g)	amending or repealing any resolution of the Board which
by its terms may be amended or repealed only by the Board.
	The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.
	Section 2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more other committees, each committee to consist of one or more of the members of this Board and each of which committee shall have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.
The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.
	Section 3. Procedure; Meetings, Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of the Executive
Committee or any other committee of the Board shall be sent by mail, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other Committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Restated Certificate of Incorporation of the Corporation or these By-laws for the conduct of its meetings as the Executive Committee or such other committee of the Board may deem proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee.
The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.


ARTICLE V
Officers
	Section 1. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, one or more of whom may be designated as Executive, Group or Senior Vice-Presidents, a Treasurer, a Secretary, a Controller, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall quality, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The
Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Restated Certificate of Incorporation of the Corporation or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.
	Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.
	Section 3. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
	Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.
	Section 5. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders.
	Section 6. The President. The President, if any, shall be the chief operating officer of the Corporation. The
President shall perform such other duties as the Board may from time to time determine.
	Section 7. Vice-Presidents. Each Vice-President shall have such powers and duties as shall be prescribed by the Chairman of the Board or the Board of Directors.
	Section 8. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board or the Board of Directors.
	Section 9. Secretary. The Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation
(unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed;
and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board or the Board of Directors.
	Section 10. Controller. The Controller shall perform all of the duties incident to the office of the Controller and such other duties as may from time to time be assigned to such person by the Chairman of the Board or the Board of Directors.
	Section 11. Assistant Treasurers, Secretaries and Controllers. The Assistant Treasurers, the Assistant
Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the Chairman of the Board or the Board of Directors.

ARTICLE VI
Indemnification of Directors, Officers,
Employees and Agents
	Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.
	Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.
	Section 3. Determination of Indemnification. Any indemnification under Section 1 or 2 of the Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.
	Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
	Section 5. Advance of Expenses. Expenses incurred in defending or investigating a threatened or pending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.
	Section 6. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section
3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.
	Section 7. Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The provisions of this
Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
	Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.
	Section 9. Indemnification To Continue. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
	Section 10. Definitions of Certain Terms. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
	For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with a respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.
ARTICLE VII
Capital Stock
	Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
	The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
	Section 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
	Section 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.
	Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificates, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate the issuance of such new certificate.
	Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
	Section 6. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful purpose, except to express consent to corporate action in writing without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
	In order that the corporation may determine that stockholders are entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten days after the date on which such a request is received adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
	In the event of the delivery to the corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent or related revocation is referred to in this section as a "Consent"), the secretary of the corporation shall provide for safekeeping of such Consent and shall immediately appoint duly qualified and independent inspectors to (i) conduct promptly such reasonable ministerial review as such inspectors deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including, without limitation, whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent, and (ii) deliver to the secretary a written report regarding the foregoing. If after such investigation and report the secretary shall determine that the Consent is valid, that fact shall be certified on the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action.
ARTICLE VIII
Seal
	The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX
Fiscal Year
	The fiscal year of the Corporation shall end on the last Saturday in December each year.
ARTICLE X
Waiver of Notice
	Whenever any notice whatsoever is required to be given by these By-laws, by the Restated Certificate of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
ARTICLE XI
Form of By-law For
Amendment of By-laws


	Section 1. Amendments. These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

	Section 2.  Entire Board of Directors.  As used in this
Article XI and in these By-laws generally, the term "entire Board of Directors" means the total number of directors (as determined from time to time by the Board of Directors in accordance with Section 2 of Article III of these By-laws) which the Corporation would have if there were no vacancies.

ARTICLE XII
Miscellaneous
	Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
	Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board or any such committee shall select.
	Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.
	Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights; provided, however, that in the absence of any such designation, the Chairman of the Board shall exercise the rights of the Corporation hereunder.
	Section 5. By-laws Subject to Law and Restated Certificate of Incorporation of the Corporation. Each provision of these By-laws is subject to any contrary provision of the Restated Certificate of Incorporation of the Corporation or of any applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as and to the extent which it is inconsistent, but for all other purposes of these By-laws shall continue in full force and effect.

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